Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: November 6, 2014
From: Jeffrey T. Bowman
Chief Executive Officer             ____________________________________________________________________________________________
Crawford & Company Reports 2014 Third Quarter Results
Company Revises Annual Guidance

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2014.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock (CRDA) than on the voting Class B Common Stock (CRDB), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRDA must receive the same type and amount of consideration as holders of CRDB, unless different consideration is approved by the holders of 75% of CRDA, voting as a class.

Consolidated Results
Third quarter 2014 consolidated revenues before reimbursements totaled $293.8 million, compared with $293.3 million for 2013. Third quarter 2014 net income attributable to shareholders of Crawford & Company was $10.2 million, compared with net income of $13.4 million in the third quarter of 2013. Third quarter 2014 diluted earnings per share were $0.19 for CRDA and $0.17 for CRDB, compared with diluted earnings per share of $0.25 for CRDA and $0.24 for CRDB in the prior year quarter.

Consolidated operating earnings, a non-GAAP financial measure, totaled $22.9 million in the 2014 third quarter, compared with $26.3 million in the 2013 third quarter.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of September 30, 2014 totaled $44.7 million compared with $76.0 million at December 31, 2013 and $51.1 million at September 30, 2013.

The Company used $44.2 million of cash in operations during the first nine months of 2014, compared with $9.5 million used during the first nine months of 2013. The increase in cash used in operating activities in the first nine months of 2014 compared with the first nine months of 2013 was primarily due to lower net income, an increase in billed and unbilled accounts receivable, an increase in payments for incentive compensation, defined benefit plans and defined contribution plans, and an increase in prepaid expenses and other current assets. The Company's operating cash needs typically peak during the first half of the year and decline during the balance of the year, due in part to annual payments made in the first half of each year.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our third quarter 2014 revenues were flat with last year as new business in specialty markets overseas and Broadspire replaced declines in claims volume in the Americas, and the runoff of a special project within Legal Settlement Administration. Consolidated net income for the quarter reflected lower operating earnings in our Legal Settlement Administration and Americas segments and higher selling, general, and administrative costs that were partially offset by improvement in Broadspire's operating results. In addition, we saw a higher effective tax rate during the current quarter.

"During the 2014 third quarter, the Americas’ operating performance declined from the prior-year period, as the 2013 period benefited from significant weather-related claims activity in the Canadian market. While Americas’ segment operating earnings were down during the third quarter of 2014 as compared to the 2013 period, we have seen strong growth in our Contractor Connection operations in both the U.S. and Canada on a year-to-date basis.

"Our EMEA/AP segment operating results were flat as compared with the 2013 period, reflecting a relatively benign global claims environment as a result of fewer weather-related events. In addition, during the current quarter results were affected by continued investments in our specialty markets operations. We expect to continue to invest in this new product line through the remainder of 2014.

"Broadspire’s third quarter 2014 operating performance showed a significant improvement over the 2013 period in both revenue gains and operating profitability. For the year-to-date period, Broadspire’s operating earnings were up over 100% as compared to the 2013 period. We remain pleased with the progress being made in these operations.

"Results from our Legal Settlement Administration segment during the third quarter of 2014 continued to include activity from the Deepwater Horizon class action settlement, which is now in its fourth year, but anticipated slowing of volumes associated with this project and a few other large projects impacted results in the current quarter. These trends are expected to continue through the remainder of 2014 as compared to 2013 levels."

Mr. Bowman concluded, "We continue to drive our Company to create long-term shareholder value and remain focused on achieving our core strategic objectives. While there are a number of areas in which the Company is performing well, relatively weak overall global claim volumes remain a headwind for us. Therefore, based on our outlook for the remainder of this year, we are reducing our annual guidance for 2014."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results

Americas
Americas revenues before reimbursements were $92.2 million in the third quarter of 2014, decreasing from $95.9 million in the 2013 third quarter. Americas revenues would have been higher were it not for a strengthened U.S. dollar compared to foreign currencies in the segment, which reduced our Americas revenues in the third quarter of 2014 compared with the prior year period by approximately 2%. Operating earnings were $7.0 million in the 2014 third quarter, compared with $9.7 million in the 2013 third quarter, representing an operating margin of 8% and 10% in the 2014 and 2013 periods, respectively.

EMEA/AP
Third quarter 2014 revenues before reimbursements for the EMEA/AP segment totaled $86.2 million, compared with $84.0 million in the 2013 third quarter. Changes in foreign exchange rates favorably impacted revenues in this segment by approximately 4% in the third quarter of 2014 compared with the prior year period. EMEA/AP operating earnings were $4.2 million in the 2014 third quarter, compared with 2013 third quarter operating earnings of $4.3 million. The segment operating margin was unchanged at 5%.

Broadspire
Broadspire segment revenues before reimbursements were $68.2 million in the 2014 third quarter, up from $63.3 million in the 2013 third quarter. Broadspire recorded operating earnings of $4.4 million in the 2014 third quarter, representing an operating margin of 6%, compared with $1.9 million, or 3% of revenues, in the 2013 third quarter.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $47.2 million in the 2014 third quarter, compared with $50.1 million in the 2013 third quarter. Operating earnings were $7.7 million in the 2014 third quarter, compared with $10.2 million in the 2013 third quarter, with the related operating margin decreasing from 20% in the 2013 period to 16% in the 2014 period. At September 30, 2014 there was a backlog of projects awarded totaling approximately $89.0 million, compared with $117.0 million at September 30, 2013.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2014 Guidance
Based on year-to-date results and current expectations, Crawford & Company is revising its guidance range for the full year 2014 as follows:

•	Consolidated revenues before reimbursements between $1.12 and $1.14 billion;

•	Consolidated operating earnings between $74.5 and $82.5 million;

•	Consolidated cash provided by operating activities between $35.0 and $45.0 million;

•	Consolidated net income attributable to shareholders of Crawford & Company between $38.0 and $42.5 million;

•	Diluted earnings per share of $0.71 to $0.81 for CRDA; and

•	Diluted earnings per share of $0.65 to $0.75 for CRDB.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

In recent periods the Company has derived a material portion of its revenues and operating earnings from a limited number of client engagements and special projects within its Legal Settlement Administration and EMEA/AP segments, specifically their work on the gulf-related class action settlement and Thailand flooding claims. The Thailand flooding claims project within the EMEA/AP segment is substantially complete, and the Legal Settlement Administration projects continue to wind down. Revenues, and related operating earnings, from the Legal Settlement Administration projects, have reduced from prior periods, and we expect them to continue to be at a reduced rate through the remainder of 2014. No assurances of timing of the project end dates and, therefore, continued revenues or operating earnings, can be provided. In the event the Company is unable to replace revenues and related operating earnings from these projects as they wind down, or upon the termination or other expiration thereof, with revenues and operating earnings from new projects and customers within this or other segments, there could be a material adverse effect on the Company's results of operations.

Conference Call
Crawford & Company's management will host a conference call with investors on Thursday, November 6, 2014 at 3:00 p.m. EST to discuss third quarter 2014 results. The call will be recorded and available for replay through December 6, 2014. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 23943881. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented below.

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Nine months ended
	September 30, 2014	% Margin	September 30, 2013	% Margin	September 30, 2014	% Margin	September 30, 2013	% Margin
Operating Earnings:
Americas	$7,036	8%	$9,718	10%	$22,112	8%	$17,355	7%
EMEA/AP	4,225	5%	4,272	5%	10,435	4%	19,486	8%
Broadspire	4,422	6%	1,884	3%	9,140	5%	4,475	2%
Legal Settlement Administration	7,668	16%	10,171	20%	18,335	14%	38,714	23%
Unallocated corporate and shared costs and credits, net	(500)	—%	275	—%	(2,190)	—%	(5,355)	(1)%
Consolidated Operating Earnings	22,851	8%	26,320	9%	57,832	7%	74,675	8%
Deduct:
Net corporate interest expense	(1,680)	(1)%	(1,519)	(1)%	(4,532)	(1)%	(4,762)	(1)%
Stock option expense	(184)	—%	(279)	—%	(680)	—%	(652)	—%
Amortization expense	(1,543)	(1)%	(1,593)	(1)%	(4,746)	(1)%	(4,783)	(1)%
Income taxes	(9,244)	(3)%	(9,221)	(3)%	(20,494)	(2)%	(24,221)	(3)%
Net income attributable to non-controlling interests	(8)	—%	(303)	—%	(72)	—%	(105)	—%
Net income attributable to shareholders of Crawford & Company	$10,192	3%	$13,405	5%	$27,308	3%	$40,152	5%

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and nine months ended September 30, 2014 is shown on the attached unaudited condensed consolidated financial statements.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest (based on annual revenues) independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford SolutionSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting CRDA than on the voting CRDB, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRDA must receive the same type and amount of consideration as holders of CRDB, unless different consideration is approved by the holders of 75% of CRDA, voting as a class.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2014	2013	% Change

Revenues:

Revenues Before Reimbursements	$293,831	$293,338	—%
Reimbursements	21,079	20,118	5%
Total Revenues	314,910	313,456	—%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	213,442	212,375	1%
Reimbursements	21,079	20,118	5%
Total Costs of Services	234,521	232,493	1%

Selling, General, and Administrative Expenses	59,348	56,702	5%
Corporate Interest Expense, Net	1,680	1,519	11%
Total Costs and Expenses	295,549	290,714	2%

Other Income	83	187	(56)%

Income before Income Taxes	19,444	22,929	(15)%
Provision for Income Taxes	9,244	9,221	—%

Net Income	10,200	13,708	(26)%

Net Income Attributable to Noncontrolling Interests	(8)	(303)	(97)%

Net Income Attributable to Shareholders of Crawford & Company	$10,192	$13,405	(24)%

Earnings Per Share - Basic:
Class A Common Stock	$0.19	$0.25	(24)%
Class B Common Stock	$0.17	$0.24	(29)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.19	$0.25	(24)%
Class B Common Stock	$0.17	$0.24	(29)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.05	40%
Class B Common Stock	$0.05	$0.04	25%

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Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2014	2013	% Change

Revenues:

Revenues Before Reimbursements	$857,396	$878,566	(2)%
Reimbursements	53,925	68,144	(21)%
Total Revenues	911,321	946,710	(4)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	625,584	638,049	(2)%
Reimbursements	53,925	68,144	(21)%
Total Costs of Services	679,509	706,193	(4)%

Selling, General, and Administrative Expenses	179,980	174,077	3%
Corporate Interest Expense, Net	4,532	4,762	(5)%
Total Costs and Expenses	864,021	885,032	(2)%

Other Income	574	2,800	(80)%

Income Before Income Taxes	47,874	64,478	(26)%
Provision for Income Taxes	20,494	24,221	(15)%

Net Income	27,380	40,257	(32)%

Net Income Attributable to Noncontrolling Interests	(72)	(105)	(31)%

Net Income Attributable to Shareholders of Crawford & Company	$27,308	$40,152	(32)%

Earnings Per Share - Basic:
Class A Common Stock	$0.52	$0.75	(31)%
Class B Common Stock	$0.48	$0.72	(33)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.51	$0.74	(31)%
Class B Common Stock	$0.47	$0.71	(34)%

Cash Dividends Per Share:
Class A Common Stock	$0.17	$0.13	31%
Class B Common Stock	$0.13	$0.10	30%

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Press Release
`CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000
CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended September 30,

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change

Revenues Before Reimbursements	$92,181	$95,879	(4)%	$86,173	$84,007	3%	$68,242	$63,323	8%	$47,235	$50,129	(6)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	60,588	62,419	(3)%	59,987	58,656	2%	37,371	36,278	3%	31,991	32,746	(2)%
% of Revenues Before Reimbursements	66%	65%		70%	70%		55%	57%		68%	65%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	24,557	23,742	3%	21,961	21,079	4%	26,449	25,161	5%	7,576	7,212	5%
% of Revenues Before Reimbursements	27%	25%		25%	25%		39%	40%		16%	14%

Total Operating Expenses	85,145	86,161	(1)%	81,948	79,735	3%	63,820	61,439	4%	39,567	39,958	(1)%

Operating Earnings (1)	$7,036	$9,718	(28)%	$4,225	$4,272	(1)%	$4,422	$1,884	135%	$7,668	$10,171	(25)%
% of Revenues Before Reimbursements	8%	10%		5%	5%		6%	3%		16%	20%

Nine Months Ended September 30,

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change	2014	2013	Change

Revenues Before Reimbursements	$273,673	$262,757	4%	$253,755	$259,189	(2)%	$199,706	$186,888	7%	$130,262	$169,732	(23)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	176,256	176,482	—%	178,793	177,695	1%	112,478	106,712	5%	90,977	110,337	(18)%
% of Revenues Before Reimbursements	64%	67%		70%	69%		56%	57%		70%	65%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	75,305	68,920	9%	64,527	62,008	4%	78,088	75,701	3%	20,950	20,681	1%
% of Revenues Before Reimbursements	28%	26%		25%	24%		39%	41%		16%	12%

Total Operating Expenses	251,561	245,402	3%	243,320	239,703	2%	190,566	182,413	4%	111,927	131,018	(15)%

Operating Earnings (1)	$22,112	$17,355	27%	$10,435	$19,486	(46)%	$9,140	$4,475	104%	$18,335	$38,714	(53)%
% of Revenues Before Reimbursements	8%	7%		4%	8%		5%	2%		14%	23%
NOTE: "Direct Compensation, Fringe Benefits & Non-Employee Labor" and "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor" components are not comparable across segments, but are comparable within each segment across periods.

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense,amortization of customer-relationship intangible assets, and certain unallocated corporate and shared costs and credits. See pages 3-6 for additional information about segment operating earnings.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2014 and December 31, 2013
(In Thousands, Except Par Values)

		*
	September 30	December 31,
	2014	2013
ASSETS

Current Assets:
Cash and Cash Equivalents	$44,742	$75,953
Accounts Receivable, Net	187,460	160,350
Unbilled Revenues, at Estimated Billable Amounts	127,988	105,791
Income Taxes Receivable	3,729	5,150
Prepaid Expenses and Other Current Assets	28,040	22,437
Total Current Assets	391,959	369,681

Property and Equipment	154,482	155,326
Less Accumulated Depreciation	(112,576)	(109,643)
Net Property and Equipment	41,906	45,683

Other Assets:
Goodwill	134,122	132,777
Intangible Assets Arising from Business Acquisitions, Net	77,313	82,103
Capitalized Software Costs, Net	73,974	72,761
Deferred Income Tax Assets	60,887	61,375
Other Noncurrent Assets	28,167	25,678
Total Other Assets	374,463	374,694

Total Assets	$808,328	$790,058

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$46,370	$35,000
Accounts Payable	47,659	50,941
Accrued Compensation and Related Costs	68,331	98,656
Self-Insured Risks	13,753	13,100
Income Taxes Payable	11,006	3,476
Deferred Income Taxes	14,338	15,063
Deferred Rent	14,438	16,062
Other Accrued Liabilities	33,104	34,270
Deferred Revenues	51,199	49,950
Current Installments of Long-Term Debt and Capital Leases	808	875
Total Current Liabilities	301,006	317,393

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	141,198	101,770
Deferred Revenues	27,544	26,893
Self-Insured Risks	10,872	12,530
Accrued Pension Liabilities	76,740	102,960
Other Noncurrent Liabilities	22,208	20,979
Total Noncurrent Liabilities	278,562	265,132

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,409	29,875
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	40,524	39,285
Retained Earnings	301,345	285,165
Accumulated Other Comprehensive Loss	(174,830)	(179,210)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	222,138	199,805
Noncontrolling Interests	6,622	7,728
Total Shareholders’ Investment	228,760	207,533

Total Liabilities and Shareholders' Investment	$808,328	$790,058
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2014 and September 30, 2013
Unaudited
(In Thousands)

	2014	2013
Cash Flows From Operating Activities:
Net Income	$27,380	$40,257
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	28,102	24,977
Stock-Based Compensation	1,931	2,464
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(28,566)	(40,189)
Unbilled Revenues, Net	(23,083)	(1,238)
Accrued or Prepaid Income Taxes	9,777	10,091
Accounts Payable and Accrued Liabilities	(36,470)	(31,735)
Deferred Revenues	1,831	(358)
Accrued Retirement Costs	(20,334)	(17,057)
Prepaid Expenses and Other Operating Activities	(4,816)	3,296
Net Cash Used In Operating Activities	(44,248)	(9,492)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(9,207)	(8,300)
Proceeds from Disposals of Property and Equipment	1,289	—
Capitalization of Computer Software Costs	(12,204)	(11,790)
Payments for Acquisitions, Net of Cash Acquired	(3,324)	(2,515)
Cash Surrendered in Sale of Business	(1,554)	—
Net Cash Used In Investing Activities	(25,000)	(22,605)

Cash Flows From Financing Activities:
Cash Dividends Paid	(8,353)	(6,358)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(1,361)	(880)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,268	1,712
Repurchases of Common Stock	(3,157)	(1,913)
Increases in Short-Term and Revolving Credit Facility Borrowings	118,777	79,160
Payments on Short-Term and Revolving Credit Facility Borrowings	(67,295)	(57,200)
Payments on Capital Lease Obligations	(661)	(607)
Other Financing Activities	(410)	(227)
Net Cash Provided By Financing Activities	38,808	13,687

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(771)	(1,606)
Decrease in Cash and Cash Equivalents	(31,211)	(20,016)
Cash and Cash Equivalents at Beginning of Year	75,953	71,157
Cash and Cash Equivalents at End of Period	$44,742	$51,141